Page No. 15
          Waverly, Inc.

                                   EXHIBIT 11
                                   ----------

          Computation of Earnings Per Share
          (in thousands of dollars - except per share amounts)


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          Three Months Ended March 31,                    1997          1996
          ------------------------------------------------------------------
          Net Earnings:                                   $684          $539

          Primary earnings                                $684          $539
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          Fully diluted earnings                          $684          $539
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          Weighted average shares outstanding            8,927         8,882

          Dilutive common stock equivalents for
            primary earnings per share                     426           462
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          Weighted average shares and common
            equivalent shares outstanding
            for primary earnings per share               9,353         9,344

          Additional equivalent shares
            assuming full dilution                           -            10
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          Weighted average shares and common
            equivalent shares for fully
            diluted earnings per share                   9,353         9,354
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          Earnings per share

            Primary                                      $0.07         $0.06
          ===================================================================
            Fully diluted (1)                            $0.07         $0.06
          ===================================================================

          (1) Not presented on the Consolidated Statements of Income because fully diluted earnings per share had a differential less than 3% of primary earnings per share.